                                                         EXHIBIT 99-1





                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                   FORM 11-K
                                 ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                  For the fiscal year ended December 31, 1993




                   New York State Electric & Gas Corporation
                Tax Deferred Savings Plan for Salaried Employees
            --------------------------------------------------------
                            (Full title of the plan)




                   New York State Electric & Gas Corporation
            --------------------------------------------------------
          (Name of issuer of the securities held pursuant to the plan)




                  P. O. Box 3287, Ithaca, New York  14852-3287
            --------------------------------------------------------
                    (Address of principal executive office)

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                         Year ended December 31, 1993


                                     INDEX

Report of Independent Auditors .......................................... F-1

Items 1 and 2

Statements of Net Assets Available for Plan Benefits .................... F-2
Statements of Changes in Net Assets Available for Plan Benefits ......... F-3
Notes to Financial Statements ........................................... F-5
Schedule I-Investments--December 31, 1993 ............................... F-11
Schedule I-Investments--December 31, 1992 ............................... F-12
Schedule II-Net Assets Available for Plan Benefits--December 31, 1993 ... F-13
Schedule II-Net Assets Available for Plan Benefits--December 31, 1992 ... F-14
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1993 ............................... F-15
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1992 ............................... F-17
Schedule III-Changes in Net Assets Available for Plan
   Benefits--Year ended December 31, 1991 ............................... F-19
Consent of Independent Auditors ......................................... F-21

                                Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for
Salaried Employees has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.

                        New York State Electric & Gas Corporation
                        Tax Deferred Savings Plan for Salaried
                        Employees



                        By           Richard P. Fagan
                           _______________________________________
                                     Richard P. Fagan
Date:  March 11, 1994                Committee Member



                        By           Sherwood J. Rafferty
                           ______________________________________
                                     Sherwood J. Rafferty
Date:  March 11, 1994                Committee Member

                        REPORT OF INDEPENDENT AUDITORS

Tax Deferred Savings Plan for Salaried Employees
    Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the Index at Items 1 and
2. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



Syracuse, New York                                        Ernst & Young
February 18, 1994
                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

            Statements of Net Assets Available for Plan Benefits


                                                             December 31,
                                                          1993         1992
                                                       -----------------------
ASSETS
Investments (Notes 1,3,8, and 9 - Schedules I and II):
     Guaranteed investment contracts                   $ 5,143,036 $ 5,262,959
     Common stock of New York Electric & Gas
        Corporation (cost - 1993 - $25,183,661
                            1992 - $23,858,132)         29,814,803  30,058,169
     Other (cost - 1993 - $31,839,807
                   1992 - $20,947,758)                  34,976,020  22,274,103
                                                       -----------------------
                                                        69,933,859  57,595,231
Loans to participants (Note 2 and Schedule II)           2,624,627   2,243,652
                                                       -----------------------
Total assets                                            72,558,486  59,838,883

LIABILITIES
Withdrawals payable to participants
     (Note 2 and Schedule II)                            5,600,764   3,255,829
                                                       -----------------------
Total liabilities                                        5,600,764   3,255,829
                                                       -----------------------
Net assets available for plan benefits                 $66,957,722 $56,583,054
                                                       =======================

See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

        Statements of Changes in Net Assets Available for Plan Benefits

                                               Year ended December 31,
                                           1993          1992        1991
                                       --------------------------------------
ADDITIONS (Notes 1, 2, and 3
           and Schedule III)
Investment income:
     Net unrealized appreciation in
       current value of securities     $   240,973   $ 3,813,895  $ 3,667,421
     Net realized gain (loss) on
       security sales:
          Common stock of New York
            State Electric & Gas
            Corporation                    160,094       108,756      (75,520)
     Other                                 108,161        56,645       36,784
                                       --------------------------------------
                                           509,228     3,979,296    3,628,685
     Dividends:
       New York State Electric & Gas
          Corporation                    2,103,495     1,863,115    1,424,117
       Other cash dividends (including
          capital gain distributions
          from mutual funds of
          $1,073,499 in 1993, $713,257
          in 1992 and $399,504 in 1991)  1,833,245     1,171,944      762,539
                                       --------------------------------------
                                         3,936,740     3,035,059    2,186,656
     Interest on securities                299,764       427,678      680,155
     Interest on loans to participants     172,628       159,686       86,620
                                       --------------------------------------
                                         4,918,360     7,601,719    6,582,116
Contributions:
     Employer                            1,062,102       954,441      465,533
     Employee                            6,754,987     6,013,026    5,258,125
                                       --------------------------------------
                                         7,817,089     6,967,467    5,723,658
Transfers from other plan (Note 7)       1,009,165       627,118    1,592,274
Transfers from Hourly Plan                 184,973       589,285      333,258
                                       --------------------------------------
    Total additions                     13,929,587    15,785,589   14,231,306

DEDUCTIONS (Notes 2 and 6 and
            Schedule III)
Withdrawal benefits-stock                  585,716       487,607      817,683
Withdrawal benefits-cash                   606,010       276,310      375,013
Withdrawal benefits payable              2,344,935     2,376,255       99,274
Trustee fees                                18,258        27,380       33,628
                                       --------------------------------------
Total deductions                         3,554,919     3,167,552    1,325,598

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

        Statements of Changes in Net Assets Available for Plan Benefits
                               (Continued)

                                               Year ended December 31,
                                           1993          1992        1991
                                       --------------------------------------

Net increase                            10,374,668    12,618,037   12,905,708
Net assets available for plan
    benefits at beginning of year       56,583,054    43,965,017   31,059,309
                                       --------------------------------------
Net assets available for plan
    benefits at end of year            $66,957,722   $56,583,054  $43,965,017
                                       ======================================



See notes to financial statements

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                         Notes to Financial Statements

                       December 31, 1993, 1992, and 1991


1.   SIGNIFICANT ACCOUNTING POLICIES

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees (the Salaried Plan) was established effective January 1, 1985 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k). The Salaried Plan is maintained on the accrual basis.

Guaranteed investment contracts are valued at contract value which represents contributions plus interest thereon at the contract rate.

Other investments are carried at current value using the market price at closing on the last business day of the year.

The change during the period between current value and carrying value is reflected in the statement of changes in net assets available for plan benefits as unrealized appreciation (depreciation) in current value of securities.

Realized gains (losses) are calculated as the difference between the proceeds of assets sold during the year and the market value of these assets at the beginning of the year (or the purchase price if the assets sold were acquired during the year).

2.   DESCRIPTION OF THE SALARIED PLAN

The Salaried Plan is a defined contribution plan for the exclusive benefit of New York State Electric & Gas Corporation (Company) employees who are eligible to participate under the Salaried Plan provisions.

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following five funds: (1) the Company Stock Fund, consisting of common stock of the Company; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Money Market Fund, a mutual fund, consisting of money market instruments; (4) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; or (5) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government. Effective January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                  Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE SALARIED PLAN (Continued)

Employees not covered by a collective bargaining agreement are eligible for participation in the Salaried Plan upon completion of at least one year of service and at least 1,000 hours of service in that year.

Employee contributions range from 1% to 15% of the participant's base compensation plus any overtime pay. A participant's total contribution could not exceed $8,994 per year in 1993, $8,728 per year in 1992, and $8,475 per year in 1991 (excluding any Company contributions). The maximum amount is increased annually for inflation.

During 1993 and 1992, the Company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation). During 1991, the Company contributed solely to the Company Stock Fund an amount equivalent to 15% of the participant's contribution to the Company Stock Fund (up to 1.5% of the participant's annual base compensation).

Contributions are also subject to limitations stipulated by the Code.

Contributions to the Salaried Plan are allocated to participant accounts. Participants have full and immediate vesting rights in all contributions, Salaried Plan earnings, and other amounts allocated to their accounts.

Participants may make transfers between the various investment funds (other than the Guaranteed Investment Contract Fund and the Company's contribution to the Company Stock Fund) once each calendar quarter on any day of the calendar quarter. Subject to certain restrictions, transfers may be made from the Guaranteed Investment Contract Fund (with the exception of amounts related to 1987 contributions) on January 1 of each year.

A participant who is no longer employed by the Company may make transfers between the various investment funds (other than the Guaranteed Investment Contract Fund) once each calendar quarter on any day of the calendar quarter. Subject to certain restrictions, transfers may be made from the Guaranteed Investment Contract Fund (with the exception of amounts related to 1987 contributions) on January 1 of each year.

Participants may obtain a distribution of their accounts due to financial hardship or upon request after attaining the age of 59-1/2.

Distributions from the Equity Fund, Money Market Fund, Capital Appreciation Fund, Government Obligation Fund, and Guaranteed Investment Contract Fund are made in cash. Distributions from the Company Stock Fund are made in either whole shares of New York State Electric & Gas Corporation common stock or in cash as specified by the participant and subject to approval by the Salaried Plan's administrative committee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                  Notes to Financial Statements  (Continued)


2.   DESCRIPTION OF THE SALARIED PLAN (Continued)

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Salaried Plan document. The term of the loan may not exceed five years, and the interest rate as established by the Salaried Plan's administrative committee prior to October 16, 1989 was no less than 1% below the prime rate. Effective October 16, 1989, the interest rate established by the Salaried Plan's administrative committee provides the Salaried Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

The Salaried Plan sponsor has the right to discontinue contributions at any time and terminate the Salaried Plan. In the event of termination of the Salaried Plan, the net assets of the Salaried Plan are set aside, first for payment of all Salaried Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

3.   INVESTMENTS

The Salaried Plan's investments (including investments bought, sold, and held) appreciated (depreciated) in fair value as follows:

                                               Year ended December 31,
                                           1993          1992        1991
                                         ------------------------------------
   Capital Appreciation Fund             $ 1,326,429  $  325,350   $  559,756
   Equity Fund                               648,867     302,548      526,386
   Government Obligation Fund                (57,267)       (392)          --
   Money Market Fund                              --          --           --
   Company Stock Fund                     (1,408,801)  3,351,790    2,542,543
   Guaranteed Investment Contract Fund            --          --           --
                                         ------------------------------------
                                         $   509,228  $3,979,296   $3,628,685
                                         =====================================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                  Notes to Financial Statements  (Continued)

3.   INVESTMENTS (Continued)

Realized gains (losses) on security
   sales resulted from the following:
                                             Year ended December 31, 1993
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds      Gain
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation      $6,367,659     $6,527,753   $  160,094
     Other                               1,782,833      1,890,994      108,161

                                             Year ended December 31, 1992
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds      Gain
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation     $3,987,968     $4,096,724   $  108,756
     Other                                544,264        600,909       56,645

                                             Year ended December 31, 1991
                                        --------------------------------------
                                        Aggregate     Aggregate   Net Realized
                                           Cost        Proceeds    Gain (Loss)
                                        --------------------------------------
     Common stock of New York State
        Electric & Gas Corporation     $1,339,894     $1,264,374   $  (75,520)
     Other                                178,140        214,924       36,784

4.   INCOME TAX STATUS

The Company has received a determination letter from the Internal Revenue Service that the Salaried Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code.

The Prospectus for the Salaried Plan and other materials provided to participants include a discussion of the income tax rules applicable to participants with respect to the Salaried Plan.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                  Notes to Financial Statements  (Continued)

5.   PARTICIPANTS

At December 31, 1993, 1992, and 1991, respectively, there were 1,704, 1,883, and 1,735 participants in one or more funds as follows:

                                                    1993    1992     1991
                                                   -----------------------
   Capital Appreciation Fund                       1,050     846      501
   Equity Fund                                     1,144     935      720
   Government Obligation Fund                        452     372       --
   Money Market Fund                                 654     620      314
   Company Stock Fund                              1,661   1,540    1,329
   Guaranteed Investment Contract Fund               533     582      674

6.   TRANSACTIONS WITH PARTIES-IN-INTEREST

Trustee fees related to the Guaranteed Investment Contract Fund are paid by the Salaried Plan. All other administrative costs of the Salaried Plan are paid by the Company. The Salaried Plan may reimburse the Company up to the limitations specified in the Salaried Plan document.

7.   TRANSFERS FROM OTHER PLAN

During 1993, 1992, and 1991, respectively, participants elected to transfer 41,497, 26,676, and 69,927 shares of Company stock (cost: $1,009,165 in 1993,
$627,118 in 1992, and $1,592,274 in 1991) from the New York State Electric & Gas Corporation Tax Reduction Act Employee Stock Ownership Plan to the Salaried Plan.


8.   SUBSEQUENT EVENT

At February 18, 1994, the Company common stock had a market value of $26.625 per share as compared to $30.75 per share at December 31, 1993. This equates to a decline in market value of $3,999,546 in the Company Stock Fund from December 31, 1993 to February 18, 1994. Based upon the February 18, 1994 stock price, the market value of shares held would be $25,815,257 as compared to the December 31, 1993 cost of $25,183,661.

9.   UNCERTAINTY

The State of California Department of Insurance (SCDI) assumed control of Executive Life Insurance Company of California (an insurance company subsidiary of First Executive Corporation) on April 11, 1991. The Salaried Plan's Guaranteed Investment Contract Fund includes a GIC issued by Executive Life Insurance Company of California (Executive Life) that matured December 31, 1991. Participants contributed to this GIC in 1987. The Executive Life GIC amounts to $1,430,190, including interest accrued through the GIC's original maturity date of December 31, 1991, and represents 28% of the total Guaranteed Investment Contract Fund balance of $5,088,152 at December 31,

                   New York State Electric & Gas Corporat
              Tax Deferred Savings Plan for Salaried Employees

                  Notes to Financial Statements  (Continued)

9.   UNCERTAINTY  (Continued)

1993. Although full recovery of participant balances that were invested in the 1987 Executive Life GIC is not certain, the California courts have approved a plan which, subject to the outcome of several court proceedings and in conjunction with state insurance department guaranty funds, may provide substantial recovery in future years. At February 18, 1994, the Salaried Plan's management is unable to estimate the loss that may result from the ultimate settlement of the 1987 Executive Life GIC.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                           Schedule I - Investments

                               December 31, 1993


                                       Balance Held at               Market
Name of Issuer and Title of Issue        End of Year      Cost       Value
- ------------------------------------------------------------------------------
Capital Appreciation Fund
   Putnam Voyager Fund                1,048,467 shares $10,440,029 $12,571,119

Equity Fund
   Putnam Fund for Growth and Income  1,218,471 shares  15,507,123  16,571,206

Government Obligation Fund
   Putnam U.S. Government Income Trust  217,101 shares   2,978,973   2,920,013

Money Market Fund
   Putnam Daily Dividend Trust        2,913,682 shares   2,913,682   2,913,682
                                                       -----------------------
Total                                                  $31,839,807 $34,976,020
                                                       =======================


Company Stock Fund
   New York State Electric & Gas
      Corporation common stock          969,587 shares $25,183,661 $29,814,803
                                                       =======================

Guaranteed Investment Contracts                         $5,143,036  $5,143,036
                                                      ========================

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Salaried Employees

                           Schedule I - Investments

                               December 31, 1992


                                       Balance Held at               Market
Name of Issuer and Title of Issue        End of Year      Cost       Value
- ------------------------------------------------------------------------------
Capital Appreciation Fund
   Putnam Voyager Fund                729,866 shares  $ 6,821,374  $ 7,678,193

Equity Fund
   Putnam Fund for Growth and Income  864,273 shares   10,624,940   11,097,270

Government Obligation Fund
   Putnam U.S.Government Income Trust 107,594 shares    1,482,228    1,479,424

Money Market Fund
   Putnam Daily Dividend Trust      2,019,216 shares    2,019,216    2,019,216
                                                      ------------------------
Total                                                 $20,947,758  $22,274,103
                                                      ========================
Company Stock Fund
   New York State Electric & Gas
      Corporation common stock        924,867 shares  $23,858,132  $30,058,169
                                                      ========================
Guaranteed Investment Contracts                       $ 5,262,959  $ 5,262,959
                                                      ========================

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                         December 31, 1993
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ----------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                        $ 5,143,036  $ 5,143,036

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                            $29,814,803                29,814,803
  Other                                $12,571,119    $16,571,206  $2,920,013 $2,913,682                             34,976,020
Loans to participants                        2,022        483,927     (49,318)    87,968    1,456,607      643,421    2,624,627
                                       ----------------------------------------------------------------------------------------
Total assets                            12,573,141     17,055,133   2,870,695  3,001,650   31,271,410    5,786,457   72,558,486
Withdrawals payable to participants        678,268        990,908     202,217    148,839    2,882,227      698,305    5,600,764
                                       ----------------------------------------------------------------------------------------
Net assets available for plan benefits $11,894,873    $16,064,225  $2,668,478 $2,852,811  $28,389,183   $5,088,152  $66,957,722
                                       ========================================================================================

                                        New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees

                                         Schedule II - Net Assets Available for Plan Benefits

                                                          December 31, 1992
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund          Total
                                       ------------------------------------------------------------------------------------------
Guaranteed investment contracts                                                                         $5,262,959    $ 5,262,959

Investments:
  Common stock of New York State
    Electric & Gas Corporation                                                             $30,058,169                 30,058,169
  Other                                $7,678,193    $11,097,270  $1,479,424   $2,019,216                              22,274,103
Loans to participants                      23,846        413,662     (46,031)      86,009    1,210,659     555,507      2,243,652
                                       ------------------------------------------------------------------------------------------
Total assets                            7,702,039     11,510,932   1,433,393    2,105,225   31,268,828   5,818,466     59,838,883

Withdrawals payable to participants        92,542        284,786      46,446       67,651    2,255,623     508,781      3,255,829
                                       ------------------------------------------------------------------------------------------
Net assets available for plan benefits $7,609,497    $11,226,146  $1,386,947   $2,037,574  $29,013,205  $5,309,685    $56,583,054
                                       ==========================================================================================

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1993
                                                                                                         Guaranteed
                                         Capital                    Government   Money      Company      Investment
                                       Appreciation       Equity    Obligation   Market      Stock        Contract
                                           Fund            Fund       Fund        Fund        Fund          Fund         Total
                                       ------------------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation (depre-
    ciation) in current value of
    securities                         $ 1,274,271      $ 591,753    $(56,156)            $(1,568,895)                  $240,973
  Net realized gain (loss) on security
    sales: Common stock of New York
    State Electric & Gas Corporation                                                          160,094                    160,094
  Other                                     52,158         57,114      (1,111)                                           108,161
                                       ------------------------------------------------------------------------------------------
                                         1,326,429        648,867     (57,267)             (1,408,801)                   509,228
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           2,103,495                  2,103,495
    Other                                  456,645       1,153,634    163,085  $    59,881                             1,833,245
  Interest on securities                                                                                  $ 299,764      299,764
  Interest on loans to participants         13,915          36,200      5,878        9,636    106,999                    172,628
                                       ------------------------------------------------------------------------------------------
                                         1,796,989       1,838,701    111,696       69,517    801,693       299,764    4,918,360
Contributions:
  Employer                                                                                  1,062,102                  1,062,102
  Employee                               1,614,407       1,469,234    587,474      360,223  2,723,649                  6,754,987
Transfers from other plan                                                                   1,009,165                  1,009,165
Transfers from Hourly Plan                  47,447          33,709     23,462       24,344     49,126         6,885      184,973
Interfund transfers (net)                1,570,112       2,544,209    740,870      475,228 (5,057,437)     (272,982)         -0-
                                       ------------------------------------------------------------------------------------------
Total additions                          5,028,955       5,885,853  1,463,502      929,312    588,298        33,667   13,929,587

Withdrawal benefits-stock                                                                     585,716                    585,716
Withdrawal benefits-cash                   157,853         341,652     26,200       32,887                   47,418      606,010
Withdrawal benefits payable                585,726         706,122    155,771       81,188    626,604       189,524    2,344,935
Trustee fees                                                                                                 18,258       18,258
                                       ------------------------------------------------------------------------------------------
Total deductions                           743,579       1,047,774    181,971      114,075  1,212,320       255,200    3,554,919

                                     New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                       Year ended December 31, 1993
                                                               (Continued)
                                                                                                         Guaranteed
                                         Capital                  Government     Money      Company      Investment
                                       Appreciation     Equity    Obligation     Market      Stock        Contract
                                           Fund          Fund       Fund          Fund        Fund          Fund         Total
                                       ------------------------------------------------------------------------------------------

Net increase (decrease)                  4,285,376     4,838,079   1,281,531     815,237     (624,022)     (221,533)  10,374,668
Net assets available for plan
  benefits at beginning of year          7,609,497    11,226,146   1,386,947   2,037,574   29,013,205     5,309,685   56,583,054
                                       ------------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year              $11,894,873   $16,064,225  $2,668,478  $2,852,811  $28,389,183    $5,088,152  $66,957,722
                                       ==========================================================================================

                                      New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1992
                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation (depre-
    ciation) in current value of
    securities                         $  303,883     $  269,782   $  (2,804)             $ 3,243,034                 $ 3,813,895
  Net realized gain on security sales:
    Common stock of New York State
      Electric & Gas Corporation                                                              108,756                     108,756
  Other                                    21,467         32,766       2,412                                               56,645
                                       ------------------------------------------------------------------------------------------
                                          325,350        302,548        (392)               3,351,790                   3,979,296
  Dividends:
    New York State Electric & Gas
      Corporation                                                                           1,863,115                   1,863,115
    Other                                 342,848        723,073      62,148  $   43,875                                1,171,944
  Interest on securities                                                                               $  427,678         427,678
  Interest on loans to participants        12,775         33,534       1,597       9,581      102,199                     159,686
                                       ------------------------------------------------------------------------------------------
                                          680,973      1,059,155      63,353      53,456    5,317,104     427,678       7,601,719
Contributions:
  Employer                                                                                    954,441                     954,441
  Employee                              1,257,525        914,491     590,636     403,276    2,847,098                   6,013,026
Transfers from other plan                                                                     627,118                     627,118
Transfers from Hourly Plan                 43,787        100,286      15,083       7,219      383,582      39,328         589,285
Interfund transfers (net)               2,794,262      2,226,740     764,888     611,704   (2,527,355) (3,870,239)            -0-
                                       ------------------------------------------------------------------------------------------
Total additions                         4,776,547      4,300,672   1,433,960   1,075,655    7,601,988  (3,403,233)     15,785,589

Withdrawal benefits-stock                                                                     487,607                     487,607
Withdrawal benefits-cash                   13,421        140,425         567      28,437                   93,460         276,310
Withdrawal benefits payable                89,341        206,483      46,446      40,045    1,735,019     258,921       2,376,255
Trustee fees                                                                                               27,380          27,380
                                       ------------------------------------------------------------------------------------------
Total deductions                          102,762        346,908      47,013      68,482    2,222,626     379,761       3,167,552

                                       New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1992
                                                             (Continued)

                                                                                                       Guaranteed
                                         Capital                  Government   Money      Company      Investment
                                       Appreciation     Equity    Obligation   Market      Stock        Contract
                                           Fund          Fund       Fund        Fund        Fund          Fund           Total
                                       ------------------------------------------------------------------------------------------

Net increase (decrease)                 4,673,785      3,953,764   1,386,947    1,007,173   5,379,362  (3,782,994)     12,618,037
Net assets available for plan
  benefits at beginning of year         2,935,712      7,272,382         -0-    1,030,401  23,633,843   9,092,679      43,965,017
                                       ------------------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year              $7,609,497    $11,226,146  $1,386,947   $2,037,574 $29,013,205  $5,309,685     $56,583,054
                                       ==========================================================================================

                                       New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1991

                                                                                              Guaranteed
                                         Capital                      Money      Company      Investment
                                       Appreciation     Equity        Market      Stock        Contract
                                           Fund          Fund          Fund        Fund          Fund           Total
                                       ----------------------------------------------------------------------------------
Investment income:
  Net unrealized appreciation in
     current value of securities         $  552,936     $  496,422                $ 2,618,063                 $ 3,667,421
  Net realized gain (loss) on security
    sales: Common stock of New York
    State Electric & Gas Corporation                                                  (75,520)                    (75,520)
  Other                                       6,820         29,964                                                 36,784
                                       ----------------------------------------------------------------------------------
                                            559,756        526,386                  2,542,543                   3,628,685
  Dividends:
    New York State Electric & Gas
      Corporation                                                                   1,424,117                   1,424,117
    Other                                   138,764        573,920   $   49,855                                   762,539
  Interest on securities                                                                         $  680,155       680,155
  Interest on loans to participants           1,732         13,859        3,465        38,979        28,585        86,620
                                       ----------------------------------------------------------------------------------
                                            700,252      1,114,165       53,320     4,005,639       708,740     6,582,116
Contributions:
  Employer                                                                            465,533                     465,533
  Employee                                  319,950        489,644      132,023     3,411,682       904,826     5,258,125
Transfers from other plan                                                           1,592,274                   1,592,274
Transfers from Hourly Plan                   24,242         17,907        6,290       221,423        63,396       333,258
Interfund transfers (net)                 1,910,447         65,307      155,010    (1,710,311)     (420,453)          -0-
                                       ----------------------------------------------------------------------------------
Total additions                           2,954,891      1,687,023      346,643     7,986,240     1,256,509    14,231,306

Withdrawal benefits-stock                                                             817,683                     817,683
Withdrawal benefits-cash                     15,978         71,742       19,885                     267,408       375,013
Withdrawal benefits payable                   3,201         33,772       15,149        84,814       (37,662)       99,274
Trustee fees                                                                                         33,628        33,628
                                       ----------------------------------------------------------------------------------
Total deductions                             19,179        105,514       35,034       902,497       263,374     1,325,598

                                       New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Salaried Employees

                                   Schedule III - Changes in Net Assets Available for Plan Benefits

                                                     Year ended December 31, 1991
                                                             (Continued)
                                                                                              Guaranteed
                                         Capital                      Money      Company      Investment
                                       Appreciation     Equity        Market      Stock        Contract
                                           Fund          Fund          Fund        Fund          Fund           Total
                                       ----------------------------------------------------------------------------------

Net increase                              2,935,712      1,581,509     311,609    7,083,743         993,135    12,905,708
Net assets available for plan
  benefits at beginning of year                 -0-      5,690,873     718,792   16,550,100       8,099,544    31,059,309
                                       ----------------------------------------------------------------------------------
Net assets available for plan
  benefits at end of year                $2,935,712     $7,272,382  $1,030,401  $23,633,843      $9,092,679   $43,965,017
                                       ==================================================================================

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Post-effective Amendment No. 1 to Form S-8 No. 33-31897) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees of our report dated February 18, 1994, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




Syracuse, New York                                     Ernst & Young
March 7, 1994